Ex-99.B11


                  INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 15 to Registration Statement No. 2-95285 of our report dated January 16, 1998, relating to PC&J Preservation Fund, incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP

Dayton, Ohio
March 11, 1998